Exhibit 99.2

LABOR READY, INC.
STOCK OPTION GRANT NOTICE [2004 Grants]
(1996 Labor Ready Employee Stock Option and Incentive Plan)

Labor Ready, Inc. (the “Company”), pursuant to its 1996 Labor Ready Employee Stock Option and Incentive Plan (the “Plan”), grants as of the Date of Grant below to Optionholder an option to purchase the number of shares of the Company’s common stock (“Shares”) set forth below.  This nonqualified stock option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Plan, and the Notice of Exercise, all of which are incorporated by reference herein in their entirety.  The Stock Option Agreement and form of Notice of Exercise are attached hereto.  Copies of the Plan are available upon request.

Optionholder:
Date of Grant:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Vesting Terms:             Three-Year Cliff Vesting.  The Option is zero percent (0%) vested until the third (3rd) annual anniversary of the Date of Grant, at which time the Option becomes 100% vested if you are employed with the Company or a Subsidiary or Affiliate of the Company at such time.

Retention Period:          Two-Year Retention Period.  The Long Term Shares (i.e., 75% of the Net Shares, as described in the Stock Option Agreement) received upon exercise of the Option must be held for two (2) years after the Option vest.

Payment:                       Optionholder may choose to pay by one or a combination of the following methods (as described in the Stock Option Agreement and which are subject to change and may be conditioned under certain circumstances):

• By cash or check

• Pursuant to a Regulation T Program (“cashless exercise”)

• By delivery of already-owned shares

Additional Terms/Acknowledgements:  The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Notice of Exercise, and understands that a copy of the Plan is available upon request.  Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject.

LABOR READY, INC.	OPTIONHOLDER

By:
Signature	Signature

Name:	Name:

Title:	Date:

Date:

ATTACHMENTS: Stock Option Agreement and Notice of Exercise

ATTACHMENT I

STOCK OPTION AGREEMENT

ATTACHMENT II

NOTICE OF EXERCISE